Instructions for Withdrawal

of

Previously Tendered Shares of Common Stock

of

Neuberger Berman Real Estate Securities Income Fund Inc.

If you tendered to Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”), a Maryland corporation, shares of your common stock, par value $0.0001 per share (the “Common Shares”), upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated May 1, 2009 and a related Letter of Transmittal (which together constitute the “Offer”), and you wish to withdraw your Common Shares, please fill out the attached Notice of Withdrawal.

1.     Withdrawal. If you have tendered your Common Shares pursuant to the Offer, you may withdraw your Common Shares previously tendered by completing, executing and sending the attached “Notice of Withdrawal” to any one of the addresses set forth on the first page of the Notice of Withdrawal.

2.     Delivery of Notice of Withdrawal. Mellon Investor Services LLC (the “Depositary”) must receive the Notice of Withdrawal prior to Midnight, New York City time, on May 29, 2009 , (the “Expiration Date”) which is the expiration date of the Offer. The method of delivery of any documents related to a withdrawal is at the option and risk of the withdrawing stockholder. Any documents related to a withdrawal will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3.     Procedures and Signature Guarantee. The notice of withdrawal must specify the name of the person who tendered the Common Shares to be withdrawn and the number of Common Shares to be withdrawn and the name of the registered holder of Common Shares, if different from that of the person who tendered such Common Shares. If the Common Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of Common Shares tendered by an Eligible Institution (as defined below)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Common Shares. In addition, such notice must specify, in the case of Common Shares tendered by Direct Registration System transaction, the name of the registered holder (if different from that of the tendering stockholder) and the number of Common Shares to be withdrawn or, in the case of Common Shares tendered by book-entry transfer, the name and number of the account at The Depository Trust Company (the Book-Entry Transfer Facility) to be credited with the withdrawn Common Shares. An “Eligible Institution” is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP).

NOTICE OF WITHDRAWAL

of Shares of Common Stock

of

NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
Previously Tendered
Pursuant to the Offer to Purchase Dated May 1, 2009

THE WITHDRAWAL DEADLINE IS MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
MAY 29, 2009, UNLESS EXTENDED

This Notice of Withdrawal is Submitted to:

Mellon Investor Services LLC

Toll Free
(866) 223-8669

By First Class Mail, By Overnight Courier, By Hand:

By First Class Mail: Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606

By Registered Certified

or Express Mail

or Overnight Courier:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Boulevard

Mail Drop – Reorg

Attn: Reorganization Dept., 27th Floor

Jersey City, NJ 07310

By Hand: Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop - Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

DESCRIPTION OF COMMON SHARES WITHDRAWN*
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on your Direct Registration Account(s))	Common Shares Withdrawn (Attach additional list if necessary)
	Direct Registration Transaction Advice Number (if available)	Total Number of Common Shares Held in the Direct Registration System*	Number of Common Shares Held in the Direct Registration System that are Withdrawn**

Total Number of Common Shares

*     Need not be completed by stockholders withdrawing by book-entry transfer.

**  Unless otherwise indicated, it will be assumed that all Common Shares held in Direct Registration System are being withdrawn.

This Notice of Withdrawal is to be completed by stockholders of Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”) if shares of common stock, par value $0.0001, of the Fund (the “Common Shares”) were tendered.

☐

CHECK HERE IF YOUR COMMON SHARES WERE TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

Name(s) of Registered Holder(s):

Window Ticket No. (if any)

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the certificates representing Common Shares withdrawn hereby. The certificates and number of Common Shares that the undersigned wishes to withdraw should be indicated in the appropriate boxes.

Signatures are required on the next page.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS

NOTICE OF WITHDRAWAL CAREFULLY.

Signature(s) of Owner(s):

Date:	, 200_

Printed Names:

Capacity:

Address:

Guarantee of Signature(s)

(Required if Common Shares have been delivered to the Depositary)

[For use by financial institutions only. Place medallion guarantee in space below.]